Exhibit 99.1

CohBar’s Chief Operating Officer Jon Stern Plans to Step Down from Management Role

Former senior executive to continue on CohBar Board of Directors

MENLO PARK, Calif., May 13, 2020 – CohBar, Inc. (NASDAQ: CWBR), a clinical stage biotechnology company developing mitochondria based therapeutics to treat chronic diseases and extend healthy lifespan, today announced that Jon Stern plans to step down from his role as the company’s Chief Operating Officer, effective May 31, 2020. Since joining the company in 2012, Mr. Stern has served in various executive roles including Chief Strategic Officer and Chief Executive Officer. He will remain actively involved as a member of the company’s board of directors.

“Beginning with my initial conversations with CohBar founders Nir Barzilai and Hassy Cohen, I was drawn to the novel CohBar science and its potential to develop breakthrough therapeutics. In addition to becoming an early investor, I have thoroughly enjoyed helping to build the company from a nascent startup into a public company and leader in mitochondrial medicine,” stated Jon Stern, COO. “I am so proud of the achievements we’ve made over the past eight years as well as the company’s recent discoveries and exciting new programs which support the enormous potential of the platform. I look forward to continuing to work with the CohBar Board and management team to help realize the promise of this tremendous science.”

“Jon stepped in eight years ago to start CohBar’s evolution from a tiny research company and to lead the company through its very successful IPO in 2015,” stated Albion Fitzgerald, CohBar’s Chairman. “He has continued to work tirelessly since then, both as COO and as a director, to help the company realize its mission to create transformative therapeutics. We greatly appreciate Jon’s conviction, commitment, and contributions to CohBar’s leadership and success, and look forward to continuing our close working relationships with him as a director.”

About CohBar

CohBar (NASDAQ: CWBR) is a clinical stage biotechnology company focused on the research and development of mitochondria based therapeutics, an emerging class of drugs for the treatment of chronic and age-related diseases. Mitochondria based therapeutics originate from the discovery by CohBar’s founders of a novel group of naturally occurring mitochondrial-derived peptides within the mitochondrial genome that regulate metabolism and cell death, and whose biological activity declines with age. To date, the company has discovered more than 100 mitochondrial derived peptides and generated over 1,000 analogs. CohBar’s efforts focus on the development of these peptides into therapeutics that offer the potential to address a broad range of diseases, including nonalcoholic steatohepatitis (NASH), obesity, fibrotic diseases, cancer, acute respiratory distress syndrome (ARDS), type 2 diabetes, and cardiovascular and neurodegenerative diseases. The company’s lead compound, CB4211, is in the Phase 1b stage of a Phase 1a/1b clinical trial for NASH and obesity. This clinical trial is currently paused due to the COVID-19 pandemic. In addition, CohBar has four preclinical programs, two in cancer, one in fibrotic diseases and one in COVID-19 associated ARDS and type 2 diabetes.

For additional company information, please visit www.cohbar.com.

Forward-Looking Statements

This news release contains forward-looking statements which are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to statements anticipated outcomes of research and clinical trials for our mitochondria based therapeutic (MBT) candidates; expectations regarding the growth of MBTs as a significant future class of drug products; and statements regarding anticipated therapeutic properties and potential of our mitochondrial peptide analogs and MBTs. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include: our ability to successfully advance drug discovery and development programs, including the delay or termination of ongoing clinical trials; our possible inability to mitigate the prevalence and/or persistence of the injection site reactions, receipt of unfavorable feedback from regulators regarding the safety or tolerability of CB4211 or the possibility of other developments affecting the viability of CB4211 as a clinical candidate or its commercial potential; results that are different from earlier data results including less favorable than and that may not support further clinical development; our ability to raise additional capital when necessary to continue our operations; our ability to recruit and retain key management and scientific personnel; the risk that our intellectual property may not be adequately protected; our ability to establish and maintain partnerships with corporate and industry partners; and risks related to the impact on our business of the COVID-19 pandemic or similar public health crises. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Contacts:

Jordyn Tarazi
Director of Investor Relations
CohBar, Inc.
(650) 445-4441
Jordyn.tarazi@cohbar.com

Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com